Exhibit 32.2

Certification Pursuant to
18 U.S.C. § 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Modine Manufacturing Company (the “Company”) on Form 10-Q for the period ended December 26, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley C. Richardson, Executive Vice President, Finance and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 6, 2006

/s/ Bradley C. Richardson
Bradley C. Richardson
Executive Vice President, Finance and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.